UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011 (March 23, 2011)

NIVS IntelliMedia Technology Group, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34262	20-8057809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NIVS Industry Park, No. 29-31,
Shuikou Road, Huizhou,
Guangdong, People’s Republic of China 516006

 (Address, including zip code, of principal executive offices)

86-752-3125862
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Company’s Certifying Accountant.

Dismissal and Resignation of Previous Independent Registered Public Accounting Firm

On March 23, 2011, the Audit Committee of the Board of Directors  (the “Audit Committee”) of NIVS IntelliMedia Technology Group, Inc. (the “Company”), approved the dismissal of Malone Bailey LLP (“Malone Bailey”) as the Company’s independent auditor, effective immediately, and on March 24, 2011, Malone Bailey submitted its resignation as the Company’s independent auditor.

The Board of Directors engaged Malone Bailey on January 21, 2010, and Malone Bailey reported on the Company’s financial statements for the fiscal year ended December 31, 2009.  On March 23, 2011, Malone Bailey provided a letter to the Audit Committee, advising that it had encountered issues and concerns that, in Malone Bailey’s view, required additional information and procedures, including the initiation of an independent investigation, in order to verify the accuracy of certain transactions and balances recorded on the Company’s financial statements and records for the year ended December 31, 2010.  In a letter dated March 23, 2011, the Company notified Malone Bailey of the Board’s decision to terminate Malone Bailey as the Company’s independent auditor and on March 24, 2011, Malone Bailey submitted a letter of resignation to the Company.   In its letter of resignation, Malone Bailey based its resignation on what it characterized illegal acts involving the Company’s accounting records and bank statements and discrepancies in accounts receivable.  Malone Bailey further advised the Company that, as a result of the issues identified in performing its audit of the Company’s financial statements for the fiscal year ended December 31, 2010, it is unable to rely on management’s representations as they relate to previously issued financial statements and it could no longer support its audit opinion dated March 24, 2010, related to its audit of the consolidated financial statements of the Company and its subsidiaries as of December 31, 2009, included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009.  The Company believes that it was taking appropriate steps to respond to Malone Bailey’s recommendations for further investigation prior to the dismissal and resignation of Malone Bailey, but Malone Bailey does not agree with the Company’s assertion in this regard.

Other than as set forth above, from January 21, 2010 when Malone Bailey was engaged, through Malone Bailey’s dismissal and resignation on March 24, 2011, there were (1) no disagreements with Malone Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Malone Bailey would have caused Malone Bailey to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company furnished Malone Bailey with a copy of this disclosure on March 24, 2011, providing it with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from Malone Bailey, dated March 25, 2011 is filed as Exhibit 16.1 to this report.

The Audit Committee plans to thoroughly investigate the issues raised by Malone Bailey with the help of an independent third party.  The Company is also interviewing candidates to appoint as its independent auditor and will authorize Malone Bailey to respond fully to the inquiries of such successor auditor concerning the subject matter of any potential reportable events and disagreements set forth above.

 Item 4.02.     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Reference is made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated herein by reference.

As a result of the issues identified by Malone Bailey in performing their audit of the Company’s financial statements of the fiscal year ended December 31, 2010, the Board of Directors has determined that the audited consolidated financial statements of the Company for the year ended December 31, 2009 contained in the Company’s annual report on Form 10-K, and the interim financial statements of the Company for the  fiscal quarters ended March 31, June 30, and September 30, 201 contained in the Company’s quarterly reports on Form 10-Q for such periods, should not be relied upon until a successor auditor can assess the impact of such issues on the Company’s prior financial reports.  Malone Bailey’s letter, dated March 25, 2011, is incorporated by reference as Exhibit 7.1 to this report.

Except as described above, no additions or modifications will be made to reflect facts or events occurring subsequent to the date of the original filings or any subsequent amendments to any of them.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

7.1	Letter of Malone Bailey, dated March 25, 2011 (included in Exhibit 16.1of this current report on Form 8-K)
16.1	Letter of Malone Bailey, dated March 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVS INTELLIMEDIA TECHNOLOGY GROUP, INC.

Dated: March 25, 2011	By:	/s/ Tianfu Li
Name: Tianfu Li Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

7.1	Letter of Malone Bailey, dated March 25, 2011 (incorporated by reference to Exhibit 7.1 hereto)
16.1	Letter of Malone Bailey, dated March 25, 2011